Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2017, except for the effects of the share split discussed in note 1d to the consolidated financial statements, as to which the date is April 24, 2017, relating to the financial statements of UroGen Pharma Ltd., which appears in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-217201).

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
June 27, 2017	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972-3-7954555, Fax:+972-3-7954556, www.pwc.com/il